                                                                   Exhibit 99.2

               Marathon Group



               Index to 1999 Financial Statements and Supplementary Data

                                                                           Page
                                                                           ----
               Management's Report.......................................  M-1

               Audited Financial Statements:

                 Report of Independent Accountants.......................  M-1

                 Statement of Operations.................................  M-2

                 Balance Sheet...........................................  M-3

                 Statement of Cash Flows.................................  M-4

                 Notes to Financial Statements...........................  M-5

               Selected Quarterly Financial Data.........................  M-21

               Principal Unconsolidated Affiliates.......................  M-21

               Supplementary Information.................................  M-21

               Marathon Group


               Explanatory Note Regarding Financial Information


               Although the financial statements of the Marathon Group and the
               U. S. Steel Group separately report the assets, liabilities (including contingent liabilities) and stockholders' equity of USX attributed to each such Group, such attribution does not affect legal title to such assets and responsibility for such liabilities. Holders of USX - Marathon Group Common Stock and
               USX -U. S. Steel Group Common Stock are holders of common stock of USX and continue to be subject to all the risks associated with an investment in USX and all of its businesses and liabilities. Financial impacts arising from one Group that affect the overall cost of USX's capital could affect the results of operations and financial condition of the other Group. In addition, net losses of either Group, as well as dividends or distributions on any class of USX Common Stock or series of Preferred Stock and repurchases of any class of USX Common Stock or series of Preferred Stock, will reduce the funds of USX legally available for payment of dividends on both classes of USX Common Stock. Accordingly, the USX consolidated financial information should be read in connection with the Marathon Group financial information.

             Management's Report

             The accompanying financial statements of the Marathon Group are the responsibility of and have been prepared by USX Corporation (USX) in conformity with accounting principles generally accepted in the United States. They necessarily include some amounts that are based on best judgments and estimates. The Marathon Group financial information displayed in other sections of this report is consistent with these financial statements.

                 USX seeks to assure the objectivity and integrity of its
             financial records by careful selection of its managers, by organizational arrangements that provide an appropriate division of responsibility and by communications programs aimed at assuring that its policies and methods are understood throughout the organization.

                 USX has a comprehensive formalized system of internal
             accounting controls designed to provide reasonable assurance that assets are safeguarded and that financial records are reliable. Appropriate management monitors the system for compliance, and the internal auditors independently measure its effectiveness and recommend possible improvements thereto. In addition, as part of their audit of the financial statements, USX's independent accountants, who are elected by the stockholders, review and test the internal accounting controls selectively to establish a basis of reliance thereon in determining the nature, extent and timing of audit tests to be applied.

                 The Board of Directors pursues its oversight role in the area of financial reporting and internal accounting control through its Audit Committee. This Committee, composed solely of nonmanagement directors, regularly meets (jointly and separately) with the independent accountants, management and internal auditors to monitor the proper discharge by each of its responsibilities relative to internal accounting controls and the consolidated and group financial statements.

             Thomas J. Usher                 Robert M. Hernandez          Kenneth L. Matheny
             Chairman, Board of Directors    Vice Chairman                Vice President
             & Chief Executive Officer       & Chief Financial Officer    & Comptroller

             Report of Independent Accountants

             To the Stockholders of USX Corporation:

             In our opinion, the accompanying financial statements appearing on pages M-2 through M-20 present fairly, in all material respects, the financial position of the Marathon Group at December 31, 1999 and 1998, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1999, in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of USX's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

                 The Marathon Group is a business unit of USX Corporation (as described in Note 1, page M-5); accordingly, the financial statements of the Marathon Group should be read in connection with the consolidated financial statements of USX Corporation.


             PricewaterhouseCoopers LLP
             600 Grant Street, Pittsburgh, Pennsylvania 15219-2794 February 8, 2000

             Statement of Operations

             (Dollars in millions)                                        1999      1998     1997
             -------------------------------------------------------------------------------------
             Revenues:
              Sales (Note 7)                                            $24,212   $21,628  $15,760
              Dividend and affiliate income                                  69        50       36
              Net gains on disposal of assets                                 -        28       37
              Gain on ownership change in
               Marathon Ashland Petroleum LLC (Note 5)                       17       245        -
              Other income                                                   29        26       13
                                                                        -------   -------  -------
                 Total revenues                                          24,327    21,977   15,846
                                                                        -------   -------  -------
             Costs and expenses:
              Cost of sales (excludes items shown below)                 17,273    14,984   10,392
              Selling, general and administrative expenses                  486       505      355
              Depreciation, depletion and amortization                      950       941      664
              Taxes other than income taxes                               4,218     4,029    3,030
              Exploration expenses                                          238       313      189
              Inventory market valuation charges (credits) (Note 20)       (551)      267      284
                                                                        -------   -------  -------
                 Total costs and expenses                                22,614    21,039   14,914
                                                                        -------   -------  -------
             Income from operations                                       1,713       938      932
             Net interest and other financial costs (Note 8)                288       237      260
             Minority interest in income of
              Marathon Ashland Petroleum LLC (Note 5)                       447       249        -
                                                                        -------   -------  -------
             Income before income taxes                                     978       452      672
             Provision for estimated income taxes (Note 18)                 324       142      216
                                                                        -------   -------  -------
             Net income                                                 $   654   $   310  $   456
             -------------------------------------------------------------------------------------


             Income Per Common Share
                                                                           1999      1998     1997
             -------------------------------------------------------------------------------------
             Basic                                                      $  2.11   $  1.06  $  1.59
             Diluted                                                       2.11      1.05     1.58
             -------------------------------------------------------------------------------------

             See Note 22, for a description and computation of income per common share.
             The accompanying notes are an integral part of these financial statements.

Balance Sheet


             (Dollars in millions)                                           December 31        1999         1998
             ------------------------------------------------------------------------------------------------------
             Assets

             Current assets:
              Cash and cash equivalents (Note 6)                                              $   111      $   137
              Receivables, less allowance for doubtful accounts
               of $2 and $3                                                                     1,866        1,277
              Inventories (Note 20)                                                             1,884        1,310
              Other current assets                                                                241          252
                                                                                              -------      -------
                 Total current assets                                                           4,102        2,976

             Investments and long-term receivables (Note 19)                                      772          603
             Property, plant and equipment - net (Note 16)                                     10,293       10,429
             Prepaid pensions (Note 14)                                                           225          241
             Other noncurrent assets                                                              313          295
                                                                                              -------      -------
                 Total assets                                                                 $15,705      $14,544
             ------------------------------------------------------------------------------------------------------
             Liabilities

             Current liabilities:
              Notes payable                                                                   $     -      $   132
              Accounts payable                                                                  2,659        1,940
              Income taxes payable (Note 23)                                                       97            -
              Distribution payable to minority shareholder of
               Marathon Ashland Petroleum LLC (Note 6)                                              -          103
              Payroll and benefits payable                                                        146          190
              Accrued taxes                                                                       107           99
              Accrued interest                                                                     92           87
              Long-term debt due within one year (Note 12)                                         48           59
                                                                                              -------      -------
                 Total current liabilities                                                      3,149        2,610

             Long-term debt (Note 12)                                                           3,320        3,456
             Deferred income taxes (Note 18)                                                    1,495        1,450
             Employee benefits (Note 14)                                                          564          553
             Deferred credits and other liabilities (Note 23)                                     440          389
             Preferred stock of subsidiary (Note 9)                                               184          184

             Minority interest in Marathon Ashland Petroleum LLC (Note 5)                       1,753        1,590

             Common Stockholders' Equity (Note 17)                                              4,800        4,312
                                                                                              -------      -------

                 Total liabilities and common stockholders' equity                            $15,705      $14,544
             -----------------------------------------------------------------------------------------------------

             The accompanying notes are an integral part of these financial statements.

Statement of Cash Flows

             (Dollars in millions)                                                                  1999         1998         1997
             ----------------------------------------------------------------------------------------------------------------------
             Increase (decrease) in cash and cash equivalents
             Operating activities:
             Net income                                                                          $   654      $   310      $   456
             Adjustments to reconcile to net cash
              provided from operating activities:
               Minority interest in income of
                Marathon Ashland Petroleum LLC                                                       447          249            -
               Depreciation, depletion and amortization                                              950          941          664
               Exploratory dry well costs                                                            109          186           78
               Inventory market valuation charges (credits)                                         (551)         267          284
               Pensions and other postretirement benefits                                             36           34            6
               Deferred income taxes                                                                 105           26           30
               Gain on ownership change in
                Marathon Ashland Petroleum LLC                                                       (17)        (245)           -
               Net gains on disposal of assets                                                         -          (28)         (37)
               Changes in: Current receivables - sold                                                  -            -         (340)
                                               - operating turnover                                 (833)         240           97
                       Inventories                                                                   (63)         (13)          18
                       Current accounts payable and accrued expenses                               1,095         (233)          11
               All other - net                                                                        84          (92)         (21)
                                                                                                 -------      -------      -------
                 Net cash provided from operating activities                                       2,016        1,642        1,246
                                                                                                 -------      -------      -------
             Investing activities:
             Capital expenditures                                                                 (1,378)      (1,270)      (1,038)
             Acquisition of Tarragon Oil and Gas Limited                                               -         (686)           -
             Disposal of assets                                                                      356           65           60
             Restricted cash - withdrawals                                                            45           11          108
                             - deposits                                                              (44)         (32)         (10)
             Affiliates - investments                                                                (59)         (42)        (193)
                        - loans and advances                                                         (70)        (103)         (46)
                        - returns and repayments                                                       1           71            8
             All other - net                                                                         (25)         (18)          (2)
                                                                                                 -------      -------      -------
                 Net cash used in investing activities                                            (1,174)      (2,004)      (1,113)
                                                                                                 -------      -------      -------
             Financing activities (Note 9):
             Increase (decrease) in Marathon Group's
              portion of USX consolidated debt                                                      (296)         329           97
             Specifically attributed debt:
              Borrowings                                                                             141          366            -
              Repayments                                                                            (144)        (389)         (39)
             Marathon Stock issued                                                                    89          613           34
             Dividends paid                                                                         (257)        (246)        (219)
             Distributions to minority shareholder of
              Marathon Ashland Petroleum LLC                                                        (400)        (211)           -
                                                                                                 -------      -------      -------
                 Net cash provided from (used in) financing activities                              (867)         462         (127)
                                                                                                 -------      -------      -------
             Effect of exchange rate changes on cash                                                  (1)           1           (2)
                                                                                                 -------      -------      -------
             Net increase (decrease) in cash and cash equivalents                                    (26)         101            4

             Cash and cash equivalents at beginning of year                                          137           36           32
                                                                                                 -------      -------      -------
             Cash and cash equivalents at end of year                                            $   111      $   137      $    36
             ----------------------------------------------------------------------------------------------------------------------

             See Note 13, for supplemental cash flow information.

             The accompanying notes are an integral part of these financial statements.

               Notes to Financial Statements

1.   Basis of Presentation

               After the redemption of the USX - Delhi Group stock on January 26, 1998, USX Corporation (USX) has two classes of common stock:
               USX - Marathon Group Common Stock (Marathon Stock) and USX -
               U. S. Steel Group Common Stock (Steel Stock), which are intended to reflect the performance of the Marathon Group and the U. S. Steel Group, respectively.

                    The financial statements of the Marathon Group include the financial position, results of operations and cash flows for the businesses of Marathon Oil Company (Marathon) and certain other subsidiaries of USX, and a portion of the corporate assets and liabilities and related transactions which are not separately identified with ongoing operating units of USX. The Marathon Group financial statements are prepared using the amounts included in the USX consolidated financial statements. For a description of the Marathon Group's operating segments, see Note 10.

                    Although the financial statements of the Marathon Group and the U. S. Steel Group separately report the assets, liabilities (including contingent liabilities) and stockholders' equity of USX attributed to each such Group, such attribution of assets, liabilities (including contingent liabilities) and stockholders' equity between the Marathon Group and the U. S. Steel Group for the purpose of preparing their respective financial statements does not affect legal title to such assets or responsibility for such liabilities. Holders of Marathon Stock and Steel Stock are holders of common stock of USX and continue to be subject to all the risks associated with an investment in USX and all of its businesses and liabilities. Financial impacts arising from one Group that affect the overall cost of USX's capital could affect the results of operations and financial condition of the other Group. In addition, net losses of either Group, as well as dividends and distributions on any class of USX Common Stock or series of preferred stock and repurchases of any class of USX Common Stock or series of preferred stock at prices in excess of par or stated value, will reduce the funds of USX legally available for payment of dividends on both classes of Common Stock. Accordingly, the USX consolidated financial information should be read in connection with the Marathon Group financial information.

--------------------------------------------------------------------------------

2.   Summary of Principal Accounting Policies

               Principles applied in consolidation - These financial statements include the accounts of the businesses comprising the Marathon Group. The Marathon Group and the U. S. Steel Group financial statements, taken together, comprise all of the accounts included in the USX consolidated financial statements.

                    Investments in unincorporated oil and gas joint ventures,
               undivided interest pipelines and jointly owned gas processing plants are consolidated on a pro rata basis.

                    Investments in entities over which the Marathon Group has
               significant influence are accounted for using the equity method of accounting and are carried at the Marathon Group's share of net assets plus loans and advances.

                    Investments in companies whose stock is publicly traded are carried at market value. The difference between the cost of these investments and market value is recorded in other comprehensive income (net of tax). Investments in companies whose stock has no readily determinable fair value are carried at cost.

               Use of estimates - Generally accepted accounting principles require management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at year-end and the reported amounts of revenues and expenses during the year. Significant items subject to such estimates and assumptions include the carrying value of long-lived assets; valuation allowances for receivables, inventories and deferred income tax assets; environmental liabilities; liabilities for potential tax deficiencies and potential litigation claims and settlements; and assets and obligations related to employee benefits. Additionally, certain estimated liabilities are recorded when management commits to a plan to close an operating facility or to exit a business activity. Actual results could differ from the estimates and assumptions used.

               Revenue recognition - Revenues principally include sales, dividend and affiliate income, gains or losses on the disposal of assets and gains or losses from changes in ownership interests.

                    Sales - Sales are recognized when products are shipped or services are provided to customers. Consumer excise taxes on petroleum products and merchandise and matching crude oil and refined products buy/sell transactions settled in cash are included in both revenues and costs and expenses, with no effect on income.

                    Dividend and Affiliate Income - Dividend and affiliate income includes the Marathon Group's proportionate share of income from equity method investments and dividend income from other investments. Dividend income is recognized when dividend payments are received.

                    Disposal of Assets - When long-lived assets depreciated on an individual basis are sold or otherwise disposed of, any gains or losses are reflected in income. Gains on disposal of long-lived assets are recognized when earned, which is generally at the time of closing. If a loss on disposal is expected, such losses are recognized when long-lived assets are reclassified as assets held for sale. Proceeds from disposal of long-lived assets depreciated on a group basis are credited to accumulated depreciation, depletion and amortization with no immediate effect on income.

                    Gas Balancing - The Marathon Group follows the sales method of accounting for gas production imbalances and would recognize a liability if the existing proved reserves were not adequate to cover the current imbalance situation.

                    Change in Ownership Interest - Gains or losses from a change in ownership of a consolidated subsidiary or an unconsolidated affiliate are recognized in revenues in the period of change.

               Cash and cash equivalents - Cash and cash equivalents include cash on hand and on deposit and investments in highly liquid debt instruments with maturities generally of three months or less.

               Inventories - Inventories are carried at lower of cost or market. Cost of inventories is determined primarily under the last-in, first-out (LIFO) method.

               Derivative instruments - The Marathon Group uses commodity-based and foreign currency derivative instruments to manage its exposure to price risk. Management is authorized to use futures, forwards, swaps and options related to the purchase, production or sale of crude oil, natural gas, refined products and electricity. While the Marathon Group's risk management activities generally reduce market risk exposure due to unfavorable commodity price changes for raw material purchases and products sold, such activities can also encompass strategies which assume price risk.

                    Commodity-Based Hedging Transactions - For transactions that qualify for hedge accounting, the resulting gains or losses are deferred and subsequently recognized in income from operations, as a component of sales or cost of sales, in the same period as the underlying physical transaction. To qualify for hedge accounting, derivative positions cannot remain open if the underlying physical market risk has been removed. If such derivative positions remain in place, they would be marked-to-market and accounted for as trading or other activities. Recorded deferred gains or losses are reflected within other current and noncurrent assets or accounts payable and deferred credits and other liabilities, as appropriate.

                    Commodity-Based Trading and Other Activities - Derivative instruments used for trading and other activities are marked-to-market and the resulting gains or losses are recognized in the current period within income from operations. This category also includes the use of derivative instruments that have no offsetting underlying physical market risk.

                    Foreign Currency Transactions - The Marathon Group uses forward exchange contracts to manage currency risks. Gains or losses related to firm commitments are deferred and recognized concurrent with the underlying transaction. All other gains or losses are recognized in income in the current period as sales, cost of sales, interest income or expense, or other income, as appropriate. Forward exchange contracts are recorded as receivables or payables, as appropriate.

               Exploration and development - The Marathon Group follows the successful efforts method of accounting for oil and gas exploration and development.

               Long-lived assets - Depreciation and depletion of oil and gas producing properties are computed using predetermined rates based upon estimated proved oil and gas reserves applied on a units-of-production method. Other items of property, plant and equipment are depreciated principally by the straight-line method.

                    The Marathon Group evaluates impairment of its oil and gas producing assets primarily on a field-by-field basis using undiscounted cash flows based on total proved reserves. Other assets are evaluated on an individual asset basis or by logical groupings of assets. Assets deemed to be impaired are written down to their fair value, including any related goodwill, using discounted future cash flows and, if available, comparable market values.

               Environmental liabilities - The Marathon Group provides for remediation costs and penalties when the responsibility to remediate is probable and the amount of associated costs is reasonably determinable. Generally, the timing of remediation accruals coincides with completion of a feasibility study or the commitment to a formal plan of action. Remediation liabilities are accrued based on estimates of known environmental exposure and are discounted in certain instances. If recoveries of remediation costs from third parties are probable, a receivable is recorded. Estimated abandonment and dismantlement costs of offshore production platforms are accrued based upon estimated proved oil and gas reserves on a units-of-production method.

               Insurance - The Marathon Group is insured for catastrophic casualty and certain property and business interruption exposures, as well as those risks required to be insured by law or contract. Costs resulting from noninsured losses are charged against income upon occurrence.

               Reclassifications - Certain reclassifications of prior years' data have been made to conform to 1999 classifications.

--------------------------------------------------------------------------------

3.   New Accounting Standards

               Effective January 1, 1997, USX adopted American Institute of Certified Public Accountants Statement of Position No. 96-1, "Environmental Remediation Liabilities" (SOP 96-1), which provides additional interpretation of existing accounting standards related to recognition, measurement and disclosure of environmental remediation liabilities. As a result of adopting SOP 96-1, the Marathon Group identified additional environmental remediation liabilities of $11 million. Estimated receivables for recoverable costs related to adoption of SOP 96-1 were $4 million. The net unfavorable effect of adoption on the Marathon Group's income from operations at January 1, 1997, was $7 million.

                    In June 1998, the Financial Accounting Standards Board
               issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" (SFAS No. 133). This new Standard requires recognition of all derivatives as either assets or liabilities at fair value. SFAS No. 133 may result in additional volatility in both current period earnings and other comprehensive income as a result of recording recognized and unrecognized gains and losses resulting from changes in the fair value of derivative instruments. The transition adjustment resulting from adoption of SFAS No. 133 will be reported as a cumulative effect of a change in accounting principle.

                    Under the new Standard, USX may elect not to designate
               certain derivative instruments as hedges even if the strategy qualifies for hedge accounting treatment. This approach would eliminate the administrative effort needed to measure effectiveness and monitor such instruments; however, this approach also may result in additional volatility in current period earnings.

                    USX cannot reasonably estimate the effect of adoption on
               either the financial position or results of operations. It is not possible to estimate what effect this Statement will have on future results of operations, although greater period-to-period volatility is likely. USX plans to adopt the Standard effective January 1, 2001.

--------------------------------------------------------------------------------

4.   Corporate Activities

               Financial activities - As a matter of policy, USX manages most financial activities on a centralized, consolidated basis. Such financial activities include the investment of surplus cash; the issuance, repayment and repurchase of short-term and long-term debt; the issuance, repurchase and redemption of preferred stock; and the issuance and repurchase of common stock. Transactions related primarily to invested cash, short-term and long-term debt (including convertible debt), related net interest and other financial costs, and preferred stock and related dividends are attributed to the Marathon Group, the U. S. Steel Group and, prior to November 1, 1997, the Delhi Group based upon the cash flows of each group for the periods presented and the initial capital structure of each group. Most financing transactions are attributed to and reflected in the financial statements of all groups. See Note 9, for the Marathon Group's portion of USX's financial activities attributed to all groups. However, transactions such as leases, certain collaterized financings, certain indexed debt instruments, financial activities of consolidated entities which are less than wholly owned by USX and transactions related to securities convertible solely into any one class of common stock are or will be specifically attributed to and reflected in their entirety in the financial statements of the group to which they relate.

               Corporate general and administrative costs - Corporate general and administrative costs are allocated to the Marathon Group, the
               U. S. Steel Group and, prior to November 1, 1997, the Delhi Group based upon utilization or other methods management believes to be reasonable and which consider certain measures of business activities, such as employment, investments and sales. The costs allocated to the Marathon Group were $26 million in 1999, $28 million in 1998 and $37 million in 1997, and primarily consist of employment costs including pension effects, professional services, facilities and other related costs associated with corporate activities.

               Income taxes - All members of the USX affiliated group are included in the consolidated United States federal income tax return filed by USX. Accordingly, the provision for federal income taxes and the related payments or refunds of tax are determined on a consolidated basis. The consolidated provision and the related tax payments or refunds have been reflected in the Marathon Group, the U. S. Steel Group and, prior to November 1, 1997, the Delhi Group financial statements in accordance with USX's tax allocation policy. In general, such policy provides that the consolidated tax provision and related tax payments or refunds are allocated among the Marathon Group, the U. S. Steel Group and, prior to November 1, 1997, the Delhi Group, for group financial statement purposes, based principally upon the financial income, taxable income, credits, preferences and other amounts directly related to the respective groups.

                    For tax provision and settlement purposes, tax benefits
               resulting from attributes (principally net operating losses and various tax credits), which cannot be utilized by one of the groups on a separate return basis but which can be utilized on a consolidated basis in that year or in a carryback year, are allocated to the group that generated the attributes. To the extent that one of the groups is allocated a consolidated tax attribute which, as a result of expiration or otherwise, is not ultimately utilized on the consolidated tax return, the prior years' allocation of such attribute is adjusted such that the effect of the expiration is borne by the group that generated the attribute. Also, if a tax attribute cannot be utilized on a consolidated basis in the year generated or in a carryback year, the prior years' allocation of such consolidated tax effects is adjusted in a subsequent year to the extent necessary to allocate the tax benefits to the group that would have realized the tax benefits on a separate return basis. As a result, the allocated group amounts of taxes payable or refundable are not necessarily comparable to those that would have resulted if the groups had filed separate tax returns.

--------------------------------------------------------------------------------

5.   Business Combinations

               In August 1998, Marathon acquired Tarragon Oil and Gas Limited (Tarragon), a Canadian oil and gas exploration and production company. Securityholders of Tarragon received, at their election, Cdn$14.25 for each Tarragon share, or the economic equivalent in Exchangeable Shares of an indirect Canadian subsidiary of Marathon, which are exchangeable solely on a one-for-one basis into Marathon Stock. The purchase price included cash payments of $686 million, issuance of 878,074 Exchangeable Shares valued at $29 million and the assumption of $345 million in debt.

                    The Exchangeable Shares are exchangeable at the option of
               the holder at any time and automatically redeemable on August 11, 2003 (and, in certain circumstances, as early as August 11, 2001). The holders of Exchangeable Shares are entitled to receive declared dividends equivalent to dividends declared from time to time by USX on Marathon Stock.

                    Marathon accounted for the acquisition using the purchase
               method of accounting. The 1998 results of operations include the operations of Marathon Canada Limited, formerly known as Tarragon, commencing August 12, 1998.

                    During 1997, Marathon and Ashland Inc. (Ashland) agreed to combine the major elements of their refining, marketing and transportation (RM&T) operations. On January 1, 1998, Marathon transferred certain RM&T net assets to Marathon Ashland Petroleum LLC (MAP), a new consolidated subsidiary. Also on January 1, 1998, Marathon acquired certain RM&T net assets from Ashland in exchange for a 38% interest in MAP. The acquisition was accounted for under the purchase method of accounting. The purchase price was determined to be $1.9 billion, based upon an external valuation. The change in Marathon's ownership interest in MAP resulted in a gain of $245 million, which is included in 1998 revenues. In accordance with MAP closing agreements, Marathon and Ashland made capital contributions to MAP for environmental improvements. The closing agreements stipulate that ownership interests in MAP will not be adjusted as a result of such contributions. Accordingly, Marathon recognized a gain on ownership change of $17 million in 1999.

                    In connection with the formation of MAP, Marathon and
               Ashland entered into a Limited Liability Company Agreement dated January 1, 1998 (the LLC Agreement). The LLC Agreement provides for an initial term of MAP expiring on December 31, 2022 (25 years from its formation). The term will automatically be extended for ten-year periods, unless a termination notice is given by either party.

                    Also in connection with the formation of MAP, the parties
               entered into a Put/Call, Registration Rights and Standstill Agreement (the Put/Call Agreement). The Put/Call Agreement provides that at any time after December 31, 2004, Ashland will have the right to sell to Marathon all of Ashland's ownership interest in MAP, for an amount in cash and/or Marathon or USX debt or equity securities equal to the product of 85% (90% if equity securities are used) of the fair market value of MAP at that time, multiplied by Ashland's percentage interest in MAP. Payment could be made at closing, or at Marathon's option, in three equal annual installments, the first of which would be payable at closing. At any time after December 31, 2004, Marathon will have the right to purchase all of Ashland's ownership interests in MAP, for an amount in cash equal to the product of 115% of the fair market value of MAP at that time, multiplied by Ashland's percentage interest in MAP.

                    The following unaudited pro forma data for the Marathon
               Group includes the results of operations of Tarragon for 1998 and 1997, and the Ashland RM&T net assets for 1997, giving effect to the acquisitions as if they had been consummated at the beginning of the years presented. The pro forma data is based on historical information and does not necessarily reflect the actual results that would have occurred nor is it necessarily indicative of future results of operations.

               (In millions, except per share amounts)        1998                 1997
               -------------------------------------------------------------------------------------
               Revenues                                     $ 22,071            $ 23,425
               Net income                                        279 /(a)/           457 /(a)/
               Net income per common share -
                    Basic and diluted                            .95                1.58
               -------------------------------------------------------------------------------------

               /(a)/ Excluding the pro forma inventory market valuation adjustment, pro forma net income would have been $383 million in 1998 and $619 million in 1997. Reported net income, excluding the reported inventory market valuation adjustment, would have been $414 million in 1998 and $635 million in 1997.

--------------------------------------------------------------------------------

6.   Transactions Between MAP and Ashland

               At December 31, 1999 and 1998, MAP had current receivables from Ashland of $26 million and $22 million, respectively, and current payables to Ashland of $2 million at December 31, 1999, and at December 31, 1998, $106 million, including distributions payable.

                    At December 31, 1998, MAP's cash and cash equivalents
               included a $103 million demand note invested with Ashland, which was repaid in January 1999.

                    MAP has a $190 million short-term revolving credit agreement with Ashland. Interest on borrowings is based on the Federal Funds Rate in effect each day during the period plus 0.30 of 1%. At December 31, 1999, there were no borrowings against this facility.

                    During 1999 and 1998, MAP's sales to Ashland consisting
               primarily of petroleum products, were $198 million and $185 million, respectively, and MAP's purchases of products and services from Ashland were $25 million and $45 million, respectively. These transactions were conducted under terms comparable to those with unrelated parties.

--------------------------------------------------------------------------------

7.   Revenues

               The items below are included in revenues and costs and expenses, with no effect on income.

               (In millions)                                             1999     1998    1997
               ---------------------------------------------------------------------------------
               Consumer excise taxes on petroleum products
                and merchandise                                        $ 3,973  $ 3,824  $ 2,828
               Matching crude oil and refined product
                buy/sell transactions settled in cash                    3,539    3,948    2,436
               ---------------------------------------------------------------------------------

--------------------------------------------------------------------------------

8.   Other Items

               (In millions)                                                         1999     1998    1997
               -----------------------------------------------------------------------------------------------
               Net interest and other financial costs
                 Interest and other financial income/(a)/:
                   Interest income                                                  $  15    $  30   $   7
                   Other                                                              (13)       4      (6)
                                                                                    -----    -----   -----
                     Total                                                              2       34       1
                                                                                    -----    -----   -----
               Interest and other financial costs/(a)/:
                   Interest incurred                                                  281      285    232
                   Less interest capitalized                                           20       40     24
                                                                                    -----    -----  -----
                     Net interest                                                     261      245    208
                   Interest on tax issues                                               5        5      7
                   Financial costs on preferred stock of subsidiary                    17       17     16
                   Amortization of discounts                                            2        4      4
                   Expenses on sales of accounts receivable                             -        -     19
                   Other                                                                5        -      7
                                                                                    -----    -----  -----
                     Total                                                            290      271    261
                                                                                    -----    -----  -----
                 Net interest and other financial costs/(a)/                        $ 288    $ 237  $ 260
               -----------------------------------------------------------------------------------------------

               /(a)/  See Note 4, for discussion of USX net interest and
                      other financial costs attributable to the Marathon
                      Group.
               ----------------------------------------------------------------

               Foreign currency transactions

               For 1999, 1998 and 1997, the aggregate foreign currency transaction gains (losses) included in determining net income were $(12) million, $13 million and $4 million, respectively.

--------------------------------------------------------------------------------

9.   Financial Activities Attributed to Groups

               The following is the portion of USX financial activities attributed to the Marathon Group. These amounts exclude amounts specifically attributed to the Marathon Group.

                                                                           Marathon Group       Consolidated USX/(a)/
                                                                           --------------       ---------------------
               (In millions)                      December 31             1999        1998        1999         1998
               ------------------------------------------------------------------------------------------------------
               Cash and cash equivalents                                $    8        $    4      $    9       $    4
               Other noncurrent assets                                       7             7           8            8
                                                                        ------        ------      ------       ------
                Total assets                                            $   15        $   11      $   17       $   12
               ------------------------------------------------------------------------------------------------------
               Notes payable                                            $    -        $  132      $    -       $  145
               Accrued interest                                             82            80          95           88
               Long-term debt due within one year (Note 12)                 47            59          54           66
               Long-term debt (Note 12)                                  3,305         3,456       3,771        3,762
               Preferred stock of subsidiary                               184           184         250          250
                                                                        ------        ------      ------       ------
                Total liabilities                                       $3,618        $3,911      $4,170       $4,311
               ------------------------------------------------------------------------------------------------------

                                                                        Marathon Group/(b)/              Consolidated USX
                                                                        -------------------              ----------------
               (In millions)                                          1999      1998      1997       1999        1998       1997
               ------------------------------------------------------------------------------------------------------------------
               Net interest and other financial costs (Note 8)       $  295    $  295    $  246     $  334       $ 324      $ 309
               ------------------------------------------------------------------------------------------------------------------

             /(a)/ For details of USX long-term debt and preferred stock of subsidiary, see Notes 16 and 23, respectively, to the USX consolidated financial statements.
             /(b)/ The Marathon Group's net interest and other financial costs reflect weighted average effects of all financial activities attributed to all groups.

--------------------------------------------------------------------------------

10.  Segment Information

               The Marathon Group's operations consists of three reportable operating segments: 1) Exploration and Production - explores for and produces crude oil and natural gas on a worldwide basis; 2) Refining, Marketing and Transportation - refines, markets and transports crude oil and petroleum products, primarily in the Midwest and southeastern United States through MAP; and 3) Other Energy Related Businesses. Other Energy Related Businesses is an aggregation of two segments which fall below the quantitative reporting thresholds: 1) Natural Gas and Crude Oil Marketing and Transportation - markets and transports its own and third-party natural gas and crude oil in the United States; and
               2) Power Generation - develops, constructs and operates independent electric power projects worldwide.

     Sales by product line are:

(In millions)                                           1999     1998    1997
--------------------------------------------------------------------------------
Refined products                                       $10,873  $8,750  $7,012
Merchandise                                              2,088   1,873   1,045
Liquid hydrocarbons                                      2,159   1,818     941
Natural gas                                              1,381   1,144   1,331
Transportation and other products                          199     271     167
--------------------------------------------------------------------------------

     Segment income represents income from operations allocable to operating segments. USX corporate general and administrative costs are not allocated to operating segments. These costs primarily consist of employment costs including pension effects, professional services, facilities and other related costs associated with corporate activities. Certain general and administrative costs related to all Marathon Group operating segments in excess of amounts billed to MAP under service contracts and amounts charged out to operating segments under Marathon's shared services procedures also are not allocated to operating segments. Additionally, the following items are not allocated to operating segments: inventory market valuation adjustments, gain on ownership change in MAP and certain other items not allocated to operating segments for business performance reporting purposes (see (a) in reconcilement table on page M-12).

                                                                                             Refining,       Other
                                                                            Exploration      Marketing      Energy
                                                                                and             and         Related
(In millions)                                                               Production    Transportation   Businesses    Total
--------------------------------------------------------------------------------------------------------------------------------
1999
Revenues:
 Customer                                                                        $3,230           $20,210         $731   $24,171
 Intersegment/(a)/                                                                  202                47           40       289
 Intergroup/(a)/                                                                     19                 -           22        41
 Equity in earnings (losses) of unconsolidated affiliates                            (2)               17           26        41
 Other                                                                               30                48           15        93
                                                                                 ------           -------         ----   -------
  Total revenues                                                                 $3,479           $20,322         $834   $24,635
                                                                                 ======           =======         ====   =======
Segment income                                                                   $  618           $   611         $ 61   $ 1,290
Significant noncash items included in segment income:
Depreciation, depletion and amortization/(b)/                                       638               280            5       923
Pension expenses/(c)/                                                                 3                32            2        37
Capital expenditures/(d)/                                                           744               612            4     1,360
Affiliates - investments                                                             56                 -            3        59
--------------------------------------------------------------------------------------------------------------------------------
1998
Revenues:
 Customer                                                                        $2,085           $19,192         $306   $21,583
 Intersegment/(a)/                                                                  144                10           17       171
 Intergroup/(a)/                                                                     13                 -            7        20
 Equity in earnings of unconsolidated affiliates                                      2                12           14        28
 Other                                                                               26                40           11        77
                                                                                 ------           -------         ----   -------
  Total revenues                                                                 $2,270           $19,254         $355   $21,879
                                                                                 ======           =======         ====   =======
Segment income                                                                   $  278           $   896         $ 33   $ 1,207
Significant noncash items included in segment income:
Depreciation, depletion and amortization/(b)/                                       581               272            6       859
Pension expenses/(c)/                                                                 3                16            2        21
Capital expenditures/(d)/                                                           839               410            8     1,257
Affiliates - investments/(d)/                                                         -                22           17        39
--------------------------------------------------------------------------------------------------------------------------------
1997
Revenues:
 Customer                                                                        $1,575           $13,698         $381   $15,654
 Intersegment/(a)/                                                                  619                 -            -       619
 Intergroup/(a)/                                                                     99                 -            6       105
 Equity in earnings of unconsolidated affiliates                                     14                 4            7        25
 Other                                                                                7                20           30        57
                                                                                 ------           -------         ----   -------
  Total revenues                                                                 $2,314           $13,722         $424   $16,460
                                                                                 ======           =======         ====   =======
Segment income                                                                   $  773           $   563         $ 48   $ 1,384
Significant noncash items included in segment income:
Depreciation, depletion and amortization/(b)/                                       469               173            7       649
Pension expenses/(c)/                                                                 3                 8            1        12
Capital expenditures/(d)/                                                           810               205            6     1,021
Affiliates - investments/(d)/                                                       114                 -           73       187
--------------------------------------------------------------------------------------------------------------------------------

/(a)/ Intersegment and intergroup sales and transfers were conducted under terms comparable to those with unrelated parties.
/(b)/ Differences between segment totals and group totals represent amounts included in administrative expenses and, in 1999 and 1998, international and domestic exploration and production property impairments.
/(c)/ Differences between segment totals and group totals represent amounts included in administrative expenses.
/(d)/ Differences between segment totals and group totals represent amounts related to corporate administrative activities.

     The following reconciles segment revenues and income to amounts reported in the Marathon Group financial statements:

(In millions)                                                            1999      1998      1997
---------------------------------------------------------------------------------------------------
Revenues:
  Revenues of reportable segments                                      $24,635   $21,879   $16,460
  Items not allocated to segments:
    Gain on ownership change in MAP                                         17       245         -
    Other                                                                  (36)       24         -
  Elimination of intersegment revenues                                    (289)     (171)     (619)
  Administrative revenues                                                    -         -         5
                                                                       -------   -------   -------
     Total Group revenues                                              $24,327   $21,977   $15,846
                                                                       =======   =======   =======
Income:
  Income for reportable segments                                       $ 1,290   $ 1,207   $ 1,384
  Items not allocated to segments:
    Gain on ownership change in MAP                                         17       245         -
    Administrative expenses                                               (108)     (106)     (168)
    Inventory market valuation adjustments                                 551      (267)     (284)
    Other/(a)/                                                             (37)     (141)        -
                                                                       -------   -------   -------
  Total Group income from operations                                   $ 1,713   $   938   $   932
---------------------------------------------------------------------------------------------------

/(a)/ Represents in 1999, primarily certain domestic exploration and production impairments, net losses on certain asset sales and costs of a voluntary early retirement program. Represents in 1998 certain international exploration and production property impairments, certain suspended exploration well write-offs, a gas contract settlement and MAP transition charges.

Geographic Area:

          The information below summarizes the operations in different geographic areas. Transfers between geographic areas are at prices which approximate market.

                                                                      Revenues
                                                --------------------------------------------
                                                     Within            Between
(In millions)                             Year  Geographic Areas  Geographic Areas    Total    Assets/(a)/
----------------------------------------------------------------------------------------------------------
United States                             1999        $23,337         $   -          $23,337    $ 7,555
                                          1998         21,191             -           21,191      7,659
                                          1997         15,123             -           15,123      5,578
Canada                                    1999            425           521              946      1,112
                                          1998            209           368              577      1,094
United Kingdom                            1999            459             -              459      1,581
                                          1998            462             -              462      1,739
                                          1997            593             -              593      1,856
Other Foreign Countries                   1999            106            88              194        735
                                          1998            115            52              167        468
                                          1997            130            39              169        530
Eliminations                              1999              -          (609)            (609)         -
                                          1998              -          (420)            (420)         -
                                          1997              -           (39)             (39)         -
  Total                                   1999        $24,327         $   -          $24,327    $10,983
                                          1998         21,977             -           21,977     10,960
                                          1997         15,846             -           15,846      7,964
----------------------------------------------------------------------------------------------------------

/(a)/   Includes property, plant and equipment and investments in affiliates.

--------------------------------------------------------------------------------
11. Leases

               Future minimum commitments for capital leases (including sale-leasebacks accounted for as financings) and for operating leases having remaining noncancelable lease terms in excess of one year are as follows:

                                                                                 Capital      Operating
               (In millions)                                                     Leases        Leases
               ----------------------------------------------------------------------------------------
               2000                                                              $    2        $  198
               2001                                                                   2            77
               2002                                                                   2            64
               2003                                                                   2            40
               2004                                                                   2            33
               Later years                                                           14           120
               Sublease rentals                                                       -           (35)
                                                                                 ------        ------
                Total minimum lease payments                                         24        $  497
                                                                                 ======        ======
               Less imputed interest costs                                           (9)
                                                                                 ------
                Present value of net minimum lease payments
                 included in long-term debt                                      $   15
               ----------------------------------------------------------------------------------------
                  Operating lease rental expense:
               (In millions)                                           1999          1998          1997
               ----------------------------------------------------------------------------------------
               Minimum rental                                         $ 142         $ 157         $ 102
               Contingent rental                                         11            10            10
               Sublease rentals                                          (6)           (7)           (7)
                                                                      -----         -----         -----
                Net rental expense                                    $ 147         $ 160         $ 105
               ----------------------------------------------------------------------------------------

                The Marathon Group leases a wide variety of facilities and equipment under operating leases, including land and building space, office equipment, production facilities and transportation equipment. Most long-term leases include renewal options and, in certain leases, purchase options. In the event of a change in control of USX, as defined in the agreements, or certain other circumstances, operating lease obligations totaling $104 million may be declared immediately due and payable.

--------------------------------------------------------------------------------
12. Long-Term Debt

                The Marathon Group's portion of USX's consolidated long-term debt is as follows:

                                                                     Marathon Group       Consolidated USX/(a)/
                                                                 ----------------------  ----------------------
             (In millions)             December 31                  1999         1998         1999        1998
             --------------------------------------------------------------------------------------------------
              Specifically attributed debt/(b)/:
                Receivables facility                                 $    -      $    -      $  350      $    -
                Sale-leaseback financing and capital leases              15           -         107          95
                Indexed debt less unamortized discount                    -           -           -          68
                Other                                                     1           -           1           -
                                                                     ------      ------      ------      ------
                 Total                                                   16           -         458         163
              Less amount due within one year                             1           -           7           5
                                                                     ------      ------      ------      ------
                 Total specifically attributed long-term debt        $   15      $    -      $  451      $  158
             --------------------------------------------------------------------------------------------------
             Debt attributed to groups/(c)/                          $3,375      $3,537      $3,852      $3,853
              Less unamortized discount                                  23          22          27          25
              Less amount due within one year                            47          59          54          66
                                                                     ------      ------      ------      ------
                 Total long-term debt attributed to groups           $3,305      $3,456      $3,771      $3,762
             --------------------------------------------------------------------------------------------------
             Total long-term debt due within one year                $   48      $   59      $   61      $   71
             Total long-term debt due after one year                  3,320       3,456       4,222       3,920
             --------------------------------------------------------------------------------------------------

             /(a)/ See Note 16, to the USX consolidated financial statements for details of interest rates, maturities and other terms of long-term debt.
             /(b)/ As described in Note 4, certain financial activities are specifically attributed only to the Marathon Group and the
                     U. S. Steel Group.
             /(c)/ Most long-term debt activities of USX Corporation and its wholly owned subsidiaries are attributed to all groups (in total, but not with respect to specific debt issues) based on their respective cash flows (Notes 4, 9 and 13).

--------------------------------------------------------------------------------------------------------------------------
13. Supplemental Cash Flow Information

              (In millions)                                                                     1999       1998       1997
              ------------------------------------------------------------------------------------------------------------
              Cash used in operating activities included:
               Interest and other financial costs paid (net of amount capitalized)           $   (289)  $   (260)  $  (257)
               Income taxes paid, including settlements with other groups                        (101)      (154)     (178)
              ------------------------------------------------------------------------------------------------------------
              USX debt attributed to all groups - net:
               Commercial paper  - issued                                                    $  6,282   $      -   $     -
                                 - repayments                                                  (6,117)         -         -
               Credit agreements - borrowings                                                   5,529     17,486    10,454
                                 - repayments                                                  (5,980)   (16,817)  (10,449)
               Other credit arrangements - net                                                    (95)        55        36
               Other debt -  borrowings                                                           319        671        10
                          -  repayments                                                           (87)    (1,053)     (741)
                                                                                             --------   --------   -------
                  Total                                                                      $   (149)  $    342   $  (690)
              ------------------------------------------------------------------------------------------------------------


               Marathon Group activity                                                       $   (296)  $    329   $    97
               U. S. Steel Group activity                                                         147         13      (561)
               Delhi Group activity                                                                 -          -      (226)
                                                                                             --------   --------   -------
                  Total                                                                      $   (149)  $    342   $  (690)
              ------------------------------------------------------------------------------------------------------------
              Noncash investing and financing activities:
               Marathon Stock issued for dividend reinvestment and
                employee stock plans                                                         $      4   $      3   $     5
               Marathon Stock issued for Exchangeable Shares                                        7         11         -
               Affiliate preferred stock received in conversion of affiliate loan                 142          -         -
               Disposal of assets:
                Notes received                                                                     19          -         -
                Liabilities assumed by buyers                                                       -          -         5
               Business combinations:
                Acquisition of Tarragon:
                 Exchangeable Shares issued                                                         -         29         -
                 Liabilities assumed                                                                -        433         -
                Acquisition of Ashland RM&T net assets:
                 38% interest in MAP                                                                -      1,900         -
                 Liabilities assumed                                                                -      1,038         -
                Other acquisitions - liabilities assumed                                            16         -         -
              ------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
14. Pensions and Other Postretirement Benefits

             The Marathon Group has noncontributory defined benefit pension plans covering substantially all employees. Benefits under these plans are based primarily upon years of service and final average pensionable earnings. Certain subsidiaries provide benefits for employees covered by other plans based primarily upon employees' service and career earnings.

                 The Marathon Group also has defined benefit retiree health and life insurance plans (other benefits) covering most employees upon their retirement. Health benefits are provided through comprehensive hospital, surgical and major medical benefit provisions or through health maintenance organizations, both subject to various cost sharing features. Life insurance benefits are provided to certain nonunion and most union represented retiree beneficiaries primarily based on employees' annual base salary at retirement. Other benefits have not been prefunded.

                                                                         Pension Benefits                      Other Benefits
                                                               ----------------------------------        ---------------------------
             (In millions)                                         1999                  1998                1999         1998
             -----------------------------------------------------------------------------------------------------------------------
             Change in benefit obligations
             Benefit obligations at January 1                  $      1,080          $        771        $       597  $         381
             Service cost                                                65                    48                 17             12
             Interest cost                                               67                    57                 36             31
             Plan amendments                                             18                     6                (44)           (20)
             Actuarial (gains) losses                                  (197)                  121               (108)           112
             Plan merger and acquisition                                 14                   145                  4             98
             Settlements, curtailments and termination benefits        (122)                    -                  -              -
             Benefits paid                                              (57)                  (68)               (24)           (17)
                                                               ------------          ------------        -----------  --------------
             Benefit obligations at December 31                $        868          $      1,080        $       478  $         597
             -----------------------------------------------------------------------------------------------------------------------
             Change in plan assets
             Fair value of plan assets at January 1            $      1,331          $      1,150
             Actual return on plan assets                               136                   199
             Plan merger and acquisition                                 12                    55
             Employer contributions                                       2                     8
             Trustee distributions/(a)/                                 (16)                  (14)
             Settlements paid                                           (99)                    -
             Benefits paid from plan assets                             (56)                  (67)
                                                               ------------          ------------
             Fair value of plan assets at December 31          $      1,310          $      1,331
             -----------------------------------------------------------------------------------------------------------------------
             Funded status of plans at December 31             $        442 /(b)/    $        251 /(b)/  $    (478)   $        (597)
             Unrecognized net gain from transition                      (26)                 (35)                -                -
             Unrecognized prior service costs (credits)                  63                   48               (72)             (35)
             Unrecognized actuarial (gains) losses                     (306)                 (88)               68              182
             Additional minimum liability/(c)/                           (8)                 (18)                -                -
                                                               ------------         ------------         -----------  --------------
             Prepaid (accrued) benefit cost                    $        165         $        158         $      (482) $        (450)
             -----------------------------------------------------------------------------------------------------------------------

             /(a)/  Represents transfers of excess pension assets to fund retiree health care benefits accounts under Section 420 of the Internal Revenue Code.
             /(b)/  Includes several plans that have accumulated benefit obligations in excess of plan assets:
                        Aggregate accumulated benefit obligations                    $(24)          $(36)
                        Aggregate projected benefit obligations                       (37)           (52)
                        Aggregate plan assets                                           -              -
             /(c)/  Additional minimum liability recorded was offset
                      by the following:
                        Intangible asset                                             $  3           $  2
                                                                                     ----           ----
                      Accumulated other comprehensive income (losses):
                       Beginning of year                                            $ (10)          $ (7)
                       Change during year (net of tax)                                  7             (3)
                                                                                     ----           ----
                       Balance at end of year                                       $ (3)           $(10)
              -------------------------------------------------------------------------------------------------------------

                                                                           Pension Benefits               Other Benefits
                                                                  ------------------------------   ---------------------------
             (In millions)                                         1999         1998       1997       1999     1998      1997
             -----------------------------------------------------------------------------------------------------------------
             Components of net periodic
              benefit cost (credit)
             Service cost                                        $  65         $  48      $  31      $  17    $  12     $   6
             Interest cost                                          67            57         45         36       31        22
             Expected return on plan assets                       (114)         (107)       (85)         -        -         -
             Amortization     -   net transition gain               (5)           (5)        (5)         -        -         -
                              -   prior service costs                4             3          1         (8)      (3)       (3)
                                  (credits)
                              -   actuarial losses                   1             -          1          7        3         -
             Other plans                                             5             5          4          -        -         -
             Settlement
              and
              termination
              gain                                                  (7) /(a)/      -          -          -        -         -
                                                                 -----         -----      -----      -----    -----     -----
             Net periodic benefit cost (credit)                  $  16         $   1      $  (8)     $  52    $  43     $  25
             ---------------------------------------------------------------------------------------------------------------

             /(a)/  Includes 1999 voluntary early retirement program.

                                                        Pension Benefits    Other Benefits
                                                       ------------------  ----------------
                                                         1999      1998     1999     1998
             ------------------------------------------------------------------------------
             Weighted average actuarial assumptions
              at December 31:
             Discount rate                                 8.0%      6.5%     8.0%     6.5%
             Expected annual return on plan assets         9.5%      9.5%     9.5%     9.5%
             Increase in compensation rate                 5.0%      5.0%     5.0%     5.0%
             ------------------------------------------------------------------------------

                 For measurement purposes, an 8% annual rate of increase in the per capita cost of covered health care benefits was assumed for 2000. The rate was assumed to decrease gradually to 5% for 2006 and remain at that level thereafter.

                 A one-percentage-point change in assumed health care cost trend rates would have the following effects:

                                                                        1-Percentage-    1-Percentage-
             (In millions)                                              Point Increase  Point Decrease
             ------------------------------------------------------------------------------------------
             Effect on total of service and interest cost components       $       8       $      (6)
             Effect on other postretirement benefit obligations                   58             (48)
             ------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
15. Dividends

             In accordance with the USX Restated Certificate of Incorporation, dividends on the Marathon Stock and Steel Stock are limited to the legally available funds of USX. Net losses of either Group, as well as dividends and distributions on any class of USX Common Stock or series of preferred stock and repurchases of any class of USX Common Stock or series of preferred stock at prices in excess of par or stated value, will reduce the funds of USX legally available for payment of dividends on both classes of Common Stock. Subject to this limitation, the Board of Directors intends to declare and pay dividends on the Marathon Stock based on the financial condition and results of operations of the Marathon Group, although it has no obligation under Delaware law to do so. In making its dividend decisions with respect to Marathon Stock, the Board of Directors considers among other things, the long-term earnings and cash flow capabilities of the Marathon Group as well as the dividend policies of similar publicly traded energy companies.


--------------------------------------------------------------------------------
16. Property, Plant and Equipment


             (In millions)                                 December 31                    1999         1998
             --------------------------------------------------------------------------------------------------
             Production                                                                    $14,568      $14,707
             Refining                                                                        2,439        2,251
             Marketing                                                                       2,197        2,103
             Transportation                                                                  1,374        1,402
             Other                                                                             282          265
                                                                                           -------      -------
                 Total                                                                      20,860       20,728
             Less accumulated depreciation, depletion and amortization                      10,567       10,299
                                                                                           -------      -------
                 Net                                                                       $10,293      $10,429
             --------------------------------------------------------------------------------------------------

                 Property, plant and equipment at December 31, 1999, includes gross assets acquired under capital leases of $20 million with no related amounts in accumulated depreciation, depletion and amortization.

--------------------------------------------------------------------------------
17. Common Stockholders' Equity

             (In millions, except per share data)                      1999     1998     1997
             ---------------------------------------------------------------------------------
             Balance at beginning of year                             $4,312   $3,618   $3,340
              Net income                                                 654      310      456
              Marathon Stock issued                                       96      617       39
              Exchangeable Shares:
               Issued                                                      -       29        -
               Exchanged for Marathon Stock                               (7)     (12)       -
              Dividends on Marathon Stock
               (per share: $.84 in 1999 and 1998 and $.76 in 1997)      (261)    (248)    (219)
              Deferred compensation                                        -        2        1
              Accumulated other comprehensive income (loss)/(a)/:
               Foreign currency translation adjustments                   (1)       2        -
               Minimum pension liability adjustments (Note 14)             7       (3)      (2)
               Unrealized holding gains (losses) on investments            -       (3)       3
                                                                      ------   ------   ------
             Balance at end of year                                   $4,800   $4,312   $3,618
             ---------------------------------------------------------------------------------

             /(a)/ See page U-7 of the USX consolidated financial statements relative to the annual activity of these adjustments and gains (losses). Total comprehensive income for the Marathon Group for the years 1999, 1998 and 1997 was $660 million, $306 million and $457 million, respectively.

18. Income Taxes
             Income tax provisions and related assets and liabilities attributed to the Marathon Group are determined in accordance with the USX group tax allocation policy (Note 4).

                Provisions (credits) for estimated income taxes were:

                                                    1999                         1998                            1997
                                        --------------------------    --------------------------     ---------------------------
                    (In millions)       Current   Deferred   Total    Current   Deferred   Total     Current   Deferred    Total
                    ------------------------------------------------------------------------------------------------------------
                    Federal              $191      $ 158      $349      $ 83     $  19     $ 102      $  171    $  (5)    $  166
                    State and local         3         (7)       (4)       30         9        39           3        7         10
                    Foreign                25        (46)      (21)        3        (2)        1          12       28         40
                                         ----      -----      ----      ----     -----     -----      ------    -----     ------
                         Total           $219      $ 105      $324      $116     $  26     $ 142      $  186    $  30     $  216
                    ------------------------------------------------------------------------------------------------------------

                         A reconciliation of federal statutory tax rate (35%) to total provisions follows:

                    (In millions)                                                       1999            1998              1997
                    ------------------------------------------------------------------------------------------------------------
                    Statutory rate applied to income before income taxes                $ 342          $  158            $  235
                    Effects of foreign operations, including foreign tax credits          (18)            (26)               (8)
                    State and local income taxes after federal income tax effects          (3)             25                 6
                    Credits other than foreign tax credits                                 (7)             (9)               (9)
                    Effects of partially owned companies                                   (5)             (4)               (6)
                    Dispositions of subsidiary investments                                  7               -                 -
                    Adjustment of prior years' federal income taxes                         4              (5)               (4)
                    Adjustment of valuation allowances                                      -               -                (4)
                    Other                                                                   4               3                 6
                                                                                        -----          ------            ------
                         Total provisions                                               $ 324          $  142            $  216
                    ------------------------------------------------------------------------------------------------------------

                         Deferred tax assets and liabilities resulted from the following:

                    (In millions)                                                        December 31          1999        1998
                    ------------------------------------------------------------------------------------------------------------
                    Deferred tax assets:
                     Minimum tax credit carryforwards                                                       $      -    $    15
                     State tax loss carryforwards (expiring in 2000 through 2018)                                 57         54
                     Foreign tax loss carryforwards (portion of which expire in 2000 through 2014)               382        414
                     Employee benefits                                                                           206        201
                     Receivables, payables, and debt                                                              14         13
                     Expected federal benefit for:
                      Crediting certain foreign deferred income taxes                                            530        528
                      Deducting state and other foreign deferred income taxes                                     36         51
                     Contingency and other accruals                                                              150        140
                     Investments in foreign subsidiaries                                                          52         52
                     Investments in subsidiaries and affiliates                                                   20         22
                     Other                                                                                        34         38
                     Valuation allowances:
                      Federal                                                                                    (30)       (30)
                      State                                                                                      (11)        (8)
                      Foreign                                                                                   (282)      (260)
                                                                                                            --------    -------
                         Total deferred tax assets/(a)/                                                        1,158      1,230
                                                                                                            --------    -------
                     Deferred tax liabilities:
                      Property, plant and equipment                                                            2,065      2,158
                      Inventory                                                                                  324        170
                      Prepaid pensions                                                                           127        125
                      Other                                                                                      111        150
                                                                                                            --------    -------
                         Total deferred tax liabilities                                                        2,627      2,603
                                                                                                            --------    -------
                          Net deferred tax liabilities                                                      $  1,469    $ 1,373
                    ------------------------------------------------------------------------------------------------------------

             /(a)/ USX expects to generate sufficient future taxable income to realize the benefit of the Marathon Group's deferred tax assets. In addition, the ability to realize the benefit of foreign tax credits is based upon certain assumptions concerning future operating conditions (particularly as related to prevailing oil prices), income generated from foreign sources and USX's tax profile in the years that such credits may be claimed.

                       The consolidated tax returns of USX for the years 1990 through 1997 are under various stages of audit and administrative review by the IRS. USX believes it has made adequate provision for income taxes and interest which may become payable for years not yet settled.

                        Pretax income (loss) included $66 million, $(75) million and $250 million attributable to foreign sources in 1999, 1998 and 1997, respectively.

                        Undistributed earnings of certain consolidated foreign subsidiaries at December 31, 1999, amounted to $150 million. No provision for deferred U.S. income taxes has been made for these subsidiaries because the Marathon Group intends to permanently reinvest such earnings in those foreign operations. If such earnings were not permanently reinvested, a deferred tax liability of $53 million would have been required.

--------------------------------------------------------------------------------

19. Investments and Long-Term Receivables


                    (In millions)                                                       December 31      1999         1998
                    -------------------------------------------------------------------------------------------------------
                    Equity method investments                                                           $  658       $  498
                    Other investments                                                                       32           33
                    Receivables due after one year                                                          56           46
                    Deposits of restricted cash                                                             20           21
                    Other                                                                                    6            5
                                                                                                        ------       ------
                      Total                                                                             $  772       $  603
                    -------------------------------------------------------------------------------------------------------

             Summarized financial information of affiliates accounted for by the equity method of accounting follows:

                    (In millions)                                                            1999        1998         1997
                    -------------------------------------------------------------------------------------------------------
                    Income data - year:
                     Revenues                                                               $  422      $  347       $ 562
                     Operating income                                                          152         132         114
                     Net income                                                                119          79          52
                    -------------------------------------------------------------------------------------------------------
                    Balance sheet data - December 31:
                     Current assets                                                         $  387      $  262
                     Noncurrent assets                                                       2,606       2,233
                     Current liabilities                                                       300         243
                     Noncurrent liabilities                                                  1,066       1,254
                    -------------------------------------------------------------------------------------------------------

             Dividends and partnership distributions received from equity affiliates were $44 million in 1999, $23 million in 1998 and $21 million in 1997.

             Marathon Group purchases from equity affiliates totaled $50 million, $64 million and $37 million in 1999, 1998 and 1997, respectively. Marathon Group sales to USX equity affiliates were $22 million in 1999 and 1998 and $36 million in 1997.

--------------------------------------------------------------------------------

20. Inventories

                    (In millions)                                                        December 31    1999         1998
                    -------------------------------------------------------------------------------------------------------
                    Crude oil and natural gas liquids                                                   $  729       $  731
                    Refined products and merchandise                                                     1,046        1,023
                    Supplies and sundry items                                                              109          107
                                                                                                        ------       ------
                         Total (at cost)                                                                 1,884        1,861
                    Less inventory market valuation reserve                                                  -          551
                                                                                                        ------       ------
                         Net inventory carrying value                                                   $1,884       $1,310
                    -------------------------------------------------------------------------------------------------------

             Inventories of crude oil and refined products are valued by the LIFO method. The LIFO method accounted for 90% and 88% of total inventory value at December 31, 1999 and 1998, respectively. Current acquisition costs were estimated to exceed the above inventory values at December 31, 1999, by approximately $200 million.

             The inventory market valuation reserve reflects the extent that the recorded LIFO cost basis of crude oil and refined products inventories exceeds net realizable value. The reserve is decreased to reflect increases in market prices and inventory turnover and increased to reflect decreases in market prices. Changes in the inventory market valuation reserve result in noncash charges or credits to costs and expenses.
--------------------------------------------------------------------------------
21. Stock-Based Compensation Plans and Stockholder Rights Plan

           USX Stock-Based Compensation Plans and Stockholder Rights Plan are discussed in Note 19, and Note 21, respectively, to the USX consolidated financial statements.

             The Marathon Group's actual stock-based compensation expense (credit) was $(4) million in 1999, $(3) million in 1998 and $20 million in 1997. Incremental compensation expense, as determined under a fair value model, was not material ($.02 or less per share for all years presented). Therefore, pro forma net income and earnings per share data have been omitted.

--------------------------------------------------------------------------------
22. Income Per Common Share

                    The method of calculating net income per share for the Marathon Stock, the Steel Stock and, prior to November 1, 1997, the Delhi Stock reflects the USX Board of Directors' intent that the separately reported earnings and surplus of the Marathon Group, the U. S. Steel Group and the Delhi Group, as determined consistent with the USX Restated Certificate of Incorporation, are available for payment of dividends to the respective classes of stock, although legally available funds and liquidation preferences of these classes of stock do not necessarily correspond with these amounts.

                         Basic net income per share is based on the weighted
                    average number of common shares outstanding. Diluted net income per share assumes conversion of convertible securities for the applicable periods outstanding and assumes exercise of stock options, provided in each case, the effect is not antidilutive.

                                                                    1999                     1998                  1997
                                                             -------------------    --------------------    --------------------
          Computation of Income Per Share                     Basic     Diluted      Basic      Diluted      Basic      Diluted
          -------------------------------                     -----     -------      -----      -------      -----      ------
          Net income (millions):
           Net income                                        $    654   $    654    $    310    $    310    $    456    $    456
           Dilutive effect of convertible debentures                -          -           -           -           -           3
                                                             --------   --------    --------    --------    --------    --------
              Net income assuming conversions                $    654   $    654    $    310    $    310    $    456    $    459
                                                             ========   ========    ========    ========    ========    ========
          Shares of common stock outstanding (thousands):
           Average number of common shares outstanding        309,696    309,696     292,876     292,876     288,038     288,038
           Effect of dilutive securities:
            Convertible debentures                                  -          -           -           -           -       1,936
            Stock options                                           -        314           -         559           -         546
                                                             --------   --------    --------    --------    --------    --------
              Average common shares and dilutive effect       309,696    310,010     292,876     293,435     288,038     290,520
                                                             ========   ========    ========    ========    ========    ========
          Net income per share                               $   2.11   $   2.11    $   1.06    $   1.05    $   1.59    $   1.58
                                                             ========   ========    ========    ========    ========    ========

--------------------------------------------------------------------------------
23. Intergroup Transactions

                    Sales and purchases - Marathon Group sales to other groups totaled $41 million, $21 million and $105 million in 1999, 1998 and 1997, respectively. Marathon Group purchases from other groups totaled $17 million in 1999, $2 million in 1998 and $18 million in 1997. At December 31, 1999 and 1998, Marathon Group receivables included $5 million and $3 million, respectively, related to transactions with the U.S. Steel Group. These transactions were conducted under terms comparable to those with unrelated parties. Since October 31, 1997, transactions with the Delhi Companies are third-party transactions.

                    Income taxes receivable from/payable to the U. S. Steel Group -At December 31, 1999 and 1998, amounts receivable or payable for income taxes were included in the balance sheet as follows:

                    (In millions)                                                            December 31      1999       1998
                    ------------------------------------------------------------------------------------------------------------
                    Current:
                     Receivables                                                                               $   1       $   2
                     Income taxes payable                                                                         97           -
                    Noncurrent:
                     Deferred credits and other liabilities                                                       97          97
                    ------------------------------------------------------------------------------------------------------------

                         These amounts have been determined in accordance with
                    the tax allocation policy described in Note 4. Amounts classified as current are settled in cash in the year succeeding that in which such amounts are accrued. Noncurrent amounts represent estimates of intergroup tax effects of certain issues for years that are still under various stages of audit and administrative review. Such tax effects are not settled between the groups until the audit of those respective tax years is closed. The amounts ultimately settled for open tax years will be different than recorded noncurrent amounts based on the final resolution of all of the audit issues for those years.

--------------------------------------------------------------------------------
24. Derivative Instruments

                    The Marathon Group remains at risk for possible changes in the market value of the derivative instrument; however, such risk should be mitigated by price changes in the underlying hedged item. The Marathon Group is also exposed to credit risk in the event of nonperformance by counterparties. The credit worthiness of counterparties is subject to continuing review, including the use of master netting agreements to the extent practical, and full performance is anticipated.

                         The following table sets forth quantitative information
                    by class of derivative instrument:

                                                                                    Recognized
                                         Fair                      Carrying           Trading     Recorded
                                         Value                      Amount            Gain or     Deferred     Aggregate
                                         Assets                     Assets          (Loss) for     Gain or     Contract
(In millions)                         (Liabilities)/(a)(b)/      (Liabilities)       the Year      (Loss)       Values/(c)
---------------------------------------------------------------------------------------------------------------------------
December 31, 1999:
Exchange-traded commodity futures:
 Trading                                 $      -                  $       -         $      4        $     -       $      8
 Other than trading                             -                          -                -             28            344
Exchange-traded commodity options:
 Trading                                        -                          -                4              -            179
 Other than trading                            (6) /(d)/                  (6)               -            (10)         1,262
OTC commodity swaps/(e)/:
 Trading                                        -                          -                -              -              -
 Other than trading                             3  /(f)/                   3                -              2            156
OTC commodity options:
 Trading                                        -                          -                -              -              -
 Other than trading                             4  /(g)/                   4                -              5            238
                                         --------                  ---------         --------        -------       --------
   Total commodities                     $      1                  $       1         $      8        $    25       $  2,187
                                         ========                  =========         ========        =======       ========
Forward exchange contracts/(h)/:
   - receivable                          $     52                  $      52         $      -        $     -       $     51

---------------------------------------------------------------------------------------------------------------------------
December 31, 1998:
Exchange-traded commodity futures        $      -                  $      -                          $    (2)      $    104
Exchange-traded commodity options               3   /(d)/                 2                                3            776
OTC commodity swaps                            (2)  /(f)/                (2)                               -            243
OTC commodity options                           3   /(g)/                 3                                3            147
                                         --------                  --------                          -------       --------
   Total commodities                     $      4                  $      3                          $     4       $  1,270
                                         ========                  ========                          =======       ========
Forward exchange contracts:
   - receivable                          $     36                  $     36                          $     -       $     36

--------------------------------------------------------------------------------
/(a)/ The fair value amounts for OTC positions are based on various indices or dealer quotes. The fair value amounts for currency contracts are based on dealer quotes of forward prices covering the remaining duration of the forward exchange contract. The exchange-traded futures contracts and certain option contracts do not have a corresponding fair value since changes in the market prices are settled on a daily basis.
/(b)/ The aggregate average fair value of all trading activities for the period ending December 31, 1999, was $3 million. Detail by class of instrument was not available.
/(c)/ Contract or notional amounts do not quantify risk exposure, but are used in the calculation of cash settlements under the contracts. The contract or notional amounts do not reflect the extent to which positions may offset one another.
/(d)/ Includes fair values as of December 31, 1999 and 1998, for assets of $11 million and $23 million and for liabilities of $(17) million and $(20) million, respectively.
/(e)/ The OTC swap arrangements vary in duration with certain contracts extending into 2008.
/(f)/ Includes fair values as of December 31, 1999 and 1998, for assets of $8 million and $29 million and for liabilities of $(5) million and $(31) million, respectively.
/(g)/ Includes fair values as of December 31, 1999 and 1998, for assets of $5 million and for liabilities of $(1) million and $(2) million, respectively.
/(h)/ The forward exchange contracts relating to USX's foreign operations have various maturities ending in December 2000.

--------------------------------------------------------------------------------
25. Fair Value of Financial Instruments

                    Fair value of the financial instruments disclosed herein is not necessarily representative of the amount that could be realized or settled, nor does the fair value amount consider the tax consequences of realization or settlement. The following table summarizes financial instruments, excluding derivative financial instruments disclosed in Note 24, by individual balance sheet account. As described in Note 4, the Marathon Group's specifically attributed financial instruments and the Marathon Group's portion of USX's financial instruments attributed to all groups are as follows:

                                                                                                1999                 1998
                                                                                          -----------------   -------------------
                                                                                          Fair     Carrying    Fair      Carrying
                    (In millions)                            December 31                  Value     Amount     Value      Amount
                    -------------------------------------------------------------------------------------------------------------
                    Financial assets:
                     Cash and cash equivalents                                            $  111     $  111    $  137      $  137
                     Receivables                                                           1,866      1,866     1,277       1,277
                     Investments and long-term receivables                                   166        109       157         101
                                                                                          ------     ------    ------      ------
                         Total financial assets                                           $2,143     $2,086    $1,571      $1,515
                    -------------------------------------------------------------------------------------------------------------
                    Financial liabilities:
                     Notes payable                                                        $    -     $    -    $  132      $  132
                     Accounts payable (including intergroup payables)                      2,756      2,756     1,940       1,940
                     Distribution payable to minority shareholder of MAP                       -          -       103         103
                     Accrued interest                                                         92         92        87          87
                     Long-term debt (including amounts due within one year)                3,443      3,353     3,797       3,515
                     Preferred stock of subsidiary                                           176        184       183         184
                                                                                          ------     ------    ------      ------
                         Total financial liabilities                                      $6,467     $6,385    $6,242      $5,961
                    -------------------------------------------------------------------------------------------------------------

                         Fair value of financial instruments classified as
                    current assets or liabilities approximates carrying value due to the short-term maturity of the instruments. Fair value of investments and long-term receivables was based on discounted cash flows or other specific instrument analysis. Fair value of preferred stock of subsidiary was based on market prices. Fair value of long-term debt instruments was based on market prices where available or current borrowing rates available for financings with similar terms and maturities.

                         The Marathon Group's unrecognized financial instruments
                    consist of financial guarantees. It is not practicable to estimate the fair value of these forms of financial instrument obligations because there are no quoted market prices for transactions which are similar in nature. For details relating to financial guarantees, see Note 26.

--------------------------------------------------------------------------------
26. Contingencies and Commitments

                    USX is the subject of, or party to, a number of pending or threatened legal actions, contingencies and commitments relating to the Marathon Group involving a variety of matters, including laws and regulations relating to the environment. Certain of these matters are discussed below. The ultimate resolution of these contingencies could, individually or in the aggregate, be material to the Marathon Group financial statements. However, management believes that USX will remain a viable and competitive enterprise even though it is possible that these contingencies could be resolved unfavorably to the Marathon Group.

                    Environmental matters -
                         The Marathon Group is subject to federal, state, local
                    and foreign laws and regulations relating to the environment. These laws generally provide for control of pollutants released into the environment and require responsible parties to undertake remediation of hazardous waste disposal sites. Penalties may be imposed for noncompliance. At December 31, 1999 and 1998, accrued liabilities for remediation totaled $69 million and $48 million, respectively. It is not presently possible to estimate the ultimate amount of all remediation costs that might be incurred or the penalties that may be imposed. Receivables for recoverable costs from certain states, under programs to assist companies in cleanup efforts related to underground storage tanks at retail marketing outlets, were $52 million at December 31, 1999, and $41 million at December 31, 1998.

                         For a number of years, the Marathon Group has made
                    substantial capital expenditures to bring existing facilities into compliance with various laws relating to the environment. In 1999 and 1998, such capital expenditures totaled $46 million and $83 million, respectively. The Marathon Group anticipates making additional such expenditures in the future; however, the exact amounts and timing of such expenditures are uncertain because of the continuing evolution of specific regulatory requirements.

                         At December 31, 1999 and 1998, accrued liabilities for
                    platform abandonment and dismantlement totaled $152 million and $141 million, respectively.

                    Guarantees -
                         Guarantees by USX and its consolidated subsidiaries of
                    the liabilities of affiliated entities of the Marathon Group totaled $131 million at December 31, 1999 and 1998. As of December 31, 1999, the largest guarantee for a single affiliate was $131 million.

                         At December 31, 1999 and 1998, the Marathon Group's pro
                    rata share of obligations of LOOP LLC and various pipeline affiliates secured by throughput and deficiency agreements totaled $146 million and $164 million, respectively. Under the agreements, the Marathon Group is required to advance funds if the affiliates are unable to service debt. Any such advances are prepayments of future transportation charges.

                    Commitments -
                         At December 31, 1999 and 1998, the Marathon Group's
                    contract commitments to acquire property, plant and equipment and long-term investments totaled $485 million and $624 million, respectively.

                         The Marathon Group is a party to a 15-year
                    transportation services agreement with a natural gas transmission company. The contract requires the Marathon Group to pay a minimum annual demand charge of approximately $5 million starting in the year 2000 and concluding in the year 2014. The payments are required even if the transportation facility is not utilized.

Selected Quarterly Financial Data (Unaudited)


                                                                  1999                                           1998
                                         ------------------------------------------------------       ----------------------------
(In millions, except per share data)     4th Qtr.       3rd Qtr.       2nd Qtr.         1st Qtr.      4th Qtr.        3rd  Qtr.
-----------------------------------------------------------------------------------------------------------------------------------
Revenues                                 $ 7,505        $ 6,490        $ 5,481          $ 4,851       $ 5,339 /(a)/   $ 5,597 /(a)/
Income (loss) from operations                350            561            399              403          (132)            215
 Includes:
   Inventory market valuation charges
     (credits)                                 -           (136)           (66)            (349)          245              50
   Gain on ownership
     change in MAP                            (6)           (11)             -                -             -               1
Net income (loss)                            171            230            134              119           (86)             51
-----------------------------------------------------------------------------------------------------------------------------------

Marathon Stock data:
-------------------
Net income (loss) per share:
 Basic                                   $   .55        $   .74        $   .43          $   .38       $  (.29)        $   .18
 Diluted                                     .55            .74            .43              .38          (.29)            .17
Dividends paid per share                     .21            .21            .21              .21           .21             .21
Price range of Marathon
 Stock/(b)/:
 - Low                                        23- 5/8        28- 1/2        25- 13/16        19- 5/8       26- 11/16       25
 - High                                       30- 5/8        33- 7/8        32- 3/4          31- 3/8       38- 1/8         37- 1/8
-----------------------------------------------------------------------------------------------------------------------------------

                                                               1998
                                                   --------------------------------
(In millions, except per share data)               2nd Qtr.           1st Qtr.

Revenues                                           $ 5,530 /(a)/      $ 5,511 /(a)/
Income (loss) from operations                          453                402
 Includes:
   Inventory market valuation charges
     (credits)                                          (3)               (25)
   Gain on ownership
     change in MAP                                       2               (248)
Net income (loss)                                      162                183
------------------------------------------------------------------------------------

Marathon Stock data:
-------------------
Net income (loss) per share:
 Basic                                             $   .56            $   .63
 Diluted                                               .56                .63
Dividends paid per share                               .21                .21
Price range of Marathon
 Stock/(b)/:
 - Low                                                  32- 3/16           31
 - High                                                 38- 7/8            40- 1/2
------------------------------------------------------------------------------------

/(a)/ Reclassified to conform to 1999 classifications.
/(b)/ Composite tape.


Principal Unconsolidated Affiliates (Unaudited)

                                                                           December 31, 1999
Company                                              Country                  Ownership                Activity
-----------------------------------------------------------------------------------------------------------------------------------
CLAM Petroleum B.V.                                Netherlands                   50%               Oil & Gas Production
Kenai LNG Corporation                              United States                 30%               Natural Gas Liquification
LOCAP, Inc.                                        United States                 50%  /(a)/        Pipeline & Storage Facilities
LOOP LLC                                           United States                 47%  /(a)/        Offshore Oil Port
Manta Ray Offshore Gathering Company, LLC          United States                 24%               Natural Gas Transmission
Minnesota Pipe Line Company                        United States                 33%  /(a)/        Pipeline Facility
Nautilus Pipeline Company, LLC                     United States                 24%               Natural Gas Transmission
Odyssey Pipeline LLC                               United States                 29%               Pipeline Facility
Poseidon Oil Pipeline Company, LLC                 United States                 28%               Crude Oil Transportation
Sakhalin Energy Investment Company Ltd.            Russia                        38%               Oil & Gas Development
-----------------------------------------------------------------------------------------------------------------------------------

/(a)/ Represents the ownership of MAP.

Supplementary Information on Oil and Gas Producing Activities (Unaudited)

See the USX consolidated financial statements for Supplementary Information on Oil and Gas Producing Activities relating to the Marathon Group, pages U-30 through U-34.